Exhibit 23

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-67465; 333-32572; 333-65358; 333-72626; 333-76322 and 333-89410) and Form S-8 (Nos. 33-52835; 333-01421; 333-02623; 333-32635; 333-51627; 333-51635; 333-76887; 333-82691; 333-38846; 333-47968; 333-61667; 333-48532; 333-65774; 333-68450; 333-74036 and 333-100671) of U.S. Bancorp of our report dated January 21, 2003, except for Note 3, as to which the date is February 19, 2003, relating to the financial statements, which appears in this Annual Report on Form 10-K.

PRICEWATERHOUSECOOPERS LLP

Minneapolis, Minnesota
February 28, 2003